STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of the 27th day of September, 2006, by and between ALANCO TECHNOLOGIES, INC., an Arizona corporation ("Alanco"), and DONALD E. ANDERSON and REBECCA E. ANDERSON, Trustees of the Anderson Family Trust, UTA dated December 20, 1993 ("Anderson").

RECITALS:

         The parties have concluded that it is to their respective mutual advantage and benefit to effect a transaction whereby Alanco sells and transfers all of the outstanding capital stock of Arraid, Inc., an Arizona corporation and wholly owned subsidiary of Alanco ("Arraid") to Anderson upon the terms and conditions contained herein.


                                   AGREEMENT

         NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions set forth in this Agreement, the parties agree as follows:

         1.0 Purchase and Sale of Stock. Alanco agrees to sell and Anderson agrees to purchase 1,000 shares of common stock of Arraid (the "Shares"), which Shares are all of the outstanding shares of capital stock of Arraid.

         2.0 Consideration For the Shares. In consideration of and in exchange for the transfer, assignment and conveyance of the Shares, Anderson shall pay $456,422 to Alanco (the "Purchase Price"), comprised of the following:

                  2.1      $25,000, plus

                  2.2 The Net Shareholder's Equity as shown on the Balance Sheet of Arraid as of August 31, 2006 in the amount of $431,422.

                  2.3 The entire Purchase Price shall be paid by Anderson crediting said amount against the amount owed by Alanco to Anderson under the existing credit facility extended by Anderson to Alanco.

         3.0 Representations and Warranties of Alanco. Alanco represents and warrants to Anderson as follows, and acknowledges and confirms that Anderson is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by Anderson or on their behalf:

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                  3.1 Free and Clear Title to the Shares. Alanco is the record and beneficial owner of the Shares, and holds the Shares free and clear of any lien, encumbrance, pledge, charge or claim, limitation, agreement or restriction whatsoever, except for the security interest held by Anderson under the existing credit facility, with the full and absolute right and power to assign, exchange, transfer and deliver the Shares as herein provided; and (ii) none of the Shares shall be subject to any voting trust or voting agreement, nor will any valid proxy be in existence with respect to the Shares. Upon the transfer of the Shares to Anderson as contemplated hereby, good, valid, marketable and indefeasible title to the Shares will be vested in Anderson free and clear of any lien, claim, charge, pledge, demand, encumbrance, limitation, agreement or restriction except for those attributable to the actions or inactions of Anderson. The Shares to be transferred to Anderson by Alanco hereunder represent all of the capital stock of Arraid that will be outstanding at the Closing and Anderson, upon acquiring the Shares, will own all of Arraid. Upon Closing, no other person will have any right or option to acquire any interest in Arraid.

                  3.2 Organization and Standing. Arraid is a corporation, duly organized, validly existing and in good standing under the laws of the State of Arizona, has all of the requisite power and authority and has all of the licenses, permits, authorities and consents that are necessary to own, operate and lease its properties and to carry on its business as now being conducted. Arraid is not a party to or subject to any agreement, consent decree or order, or other understanding or arrangement with, or any directive of, any governmental authority or other person which imposes any restriction or otherwise affects in any material way the conduct of its business in any jurisdiction or location.

                  3.3 Capitalization. The authorized capital of Arraid consists solely of one million shares of common stock, 1,000 of which have been validly issued , are now outstanding and owned by Alanco.

                  3.4 Subsidiaries. Arraid has no subsidiaries and does not otherwise presently own or control, directly or indirectly, any other corporation, association, or other business entity.

                  3.5 Authorization. Alanco has all the requisite legal power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby to be accomplished by it. All action on the part of Alanco necessary for the authorization, execution, delivery, and performance of all obligations of each under this Agreement has been taken. This Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of Alanco enforceable in accordance with its terms.

                  3.6 Governmental Consents. No consent, approval, order, or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Alanco or Arraid in connection with the execution, delivery or performance of this Agreement or consummation of the transactions contemplated hereby.

                  3.7 Compliance with Other Instruments. Neither Alanco nor Arraid will be, as a result of the execution, delivery or performance of this Agreement, in violation of or default under any provision of any instrument, contract or lease to which it is a party, or of any provision of any federal or


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state judgment, writ, decree, order, statute, rule, or governmental regulation applicable to them.

                  3.8 Financial Statements. The unaudited balance sheet and income statement of Arraid as of and for the fiscal year ending June 30, 2006, and preliminary projected unaudited balance sheets and income statements of Arraid as of and for the months ending July 31, 2006 and August 31, 2006 (collectively, the "Arraid Financials"), are attached hereto as Schedule 3.8.

         The Arraid Financials have been prepared by management, are true and correct and fairly present the financial position of Arraid as of their respective dates and the results of its operations for the periods then ended and contain all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation. Except to the extent reflected or reserved against or disclosed in the Arraid Financials, as of their respective dates, Arraid has not incurred any reasonably material liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise, which should have been so reflected or reserved against or disclosed, other than the lawsuit involving Arraid Properties, LLC, for which Alanco is indemnifying the Anderson against in accordance with section 9.1 below.

                  3.9 Undisclosed Liabilities. Arraid has no liabilities or obligations, either absolute, accrued, contingent or otherwise, which individually or in the aggregate are reasonably materially adverse to the financial condition and business of Arraid, which (i) have not been reflected in the Arraid Financials, (ii) have not been described in this Agreement or in any of the Schedules hereto, or (iii) have not been incurred in the ordinary course of business since August 31, 2006, consistent with past practices.

                  3.10 No Prebillings. Arraid has not pre-billed or received payment from any of its accounts for goods to be delivered or for services to be rendered or for expenses to be incurred by Arraid subsequent to August 31, 2006.

                  3.11 Inventory. The inventory of Arraid, as reflected in the Arraid Financials, is stored and/or located at premises owned or leased by Arraid or at Arraid's suppliers. The value at which Arraid's inventory is reflected in the Arraid Financials is the cost thereof on a first-in, first-out basis and reflects write-offs or write-downs for damaged or obsolete items in accordance with the historical inventory policy and practices of Arraid. Arraid has not transferred inventory on consignment or granted return privileges to any purchaser of its goods, other than in the ordinary course of business.

                  3.12 Accounts Receivable. No amount included in the accounts receivable of Arraid as stated in the Arraid Financials has been released for an amount less than the value at which it was included or is or will be regarded as unrecoverable in whole or in part except to the extent there shall have been an appropriate bad debt reserve therefor. Such receivables are not, to the best knowledge of Arraid, subject to any counterclaim, refusal to pay or setoff not reflected in the reserves set forth on the Arraid Financials.

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                  3.13 Title to Assets; Liens, etc. The assets of Arraid, both real, personal and mixed, tangible and intangible, necessary or useful to the operation of the business of Arraid are in good condition and repair, ordinary wear and tear excepted, and suitable for the uses intended. Arraid has good and marketable title to its assets, free and clear of all liens and encumbrances, other than the lien for current taxes not yet due and payable and the security interest previously granted to Anderson. No default or event of default on the part of Arraid, as lessee, exists with respect to any lease with respect to real property.

                  3.14 Outstanding Indebtedness. Arraid has no indebtedness for borrowed money (including deferred compensation) which Arraid has directly or indirectly created, incurred, assumed or guaranteed, or with respect to which Arraid has otherwise become directly or indirectly liable, other than as disclosed in the Arraid Financials.

                  3.15 Employees. Arraid has no employment contracts with any of its employees which are not terminable at will or any consulting or independent contractor agreements with any individual or entity, and it does not have any collective bargaining agreements covering any of its employees. There are no employee or labor disagreements or union organization activities pending or threatened between Arraid and its employees, and Arraid is not a party to any union or collective bargaining agreement. Arraid complied with all applicable federal and state equal employment opportunity laws and other laws related to employment.

                  3.16     Employee Benefit Plans.

                  (a)      Definitions:

                           (i) "Welfare Plans" means all "employee welfare
benefit plans," as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other employee benefit arrangements or payroll practices, including, without limitation, sick leave, vacation pay, salary continuation for disability, severance hospitalization, medical insurance, and life insurance programs maintained by Arraid or each trade or business under common control with Arraid (as determined under Section 4001(b)(1) of ERISA, an "ERISA Affiliate") or to which Arraid or any ERISA Affiliate has made contributions during the preceding five (5) years; and

                           (ii) "Pension Plans" means all "employee pension
benefit plans," as defined in Section 3(2) of ERISA, maintained by Arraid or any ERISA Affiliate or to which Arraid or any ERISA Affiliate has made contributions during the preceding five (5) years thereunder, including, without limitation, retirement, pension, savings, profit sharing, severance and stock purchase programs. The Welfare Plans and Pension Plans are hereinafter collectively referred to as the "Employee Benefit Plans."

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                  (b) No Arraid Employee Benefit Plan is required to be
qualified under ERISA or other applicable laws. There is no violation of ERISA with respect to the filing of any applicable reports, documents and notices regarding the Employee Benefit Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of the Employee Benefit Plans.

                  (c) Arraid does not maintain retiree life or retiree health insurance plans which provide for continuing benefits or coverage for any participant or any beneficiary of a participant after termination of employment except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA").

                  (d) Arraid is in compliance with the notice and continuation requirements of COBRA and the regulations thereunder.

                  (e) Arraid has no formal plan or commitment, whether legally binding or not, to create any additional Employee Benefit Plans or arrangement or modify or change any existing Employee Benefit Plan, which would affect any employee or former employee of Arraid.

                  (f) Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any rights under any of the Employee Benefit Plans becoming exercisable by the holders thereof or result in the creation or vesting of any rights in such holder under any of the Employee Benefit Plans, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any director, officer, employee or former employee of Arraid, except amounts contributed by Alanco to the Arraid employee 401(k) plan which Alanco shall declare immediately vested..

                  3.17 Taxes. Arraid has filed all federal, state, county, local and foreign tax returns, reports and forms for income, excise, social security, property, payroll, unemployment and other taxes which are required to be filed by it, including all sales tax returns ("Tax Returns"). Arraid has paid, or adequate provision has been made on the Arraid Financials for the payment of, all federal, state, county, local and foreign taxes, assessments, levies or duties, howsoever measured or imposed, and related interest and penalties, if any (collectively, "Taxes"). No Taxes in addition to those so paid or provided for shall be assessed or levied against or become due or payable by Arraid on or after the Closing Date in respect to the period prior to and including the Closing Date. No unexpired waiver of the applicable statute of limitations with respect to any taxable year has been executed by Arraid. There are no tax examinations or audits underway involving Arraid.

                  3.18 No Sales or Conveyance Tax Due. No sales, use or other transfer or conveyance taxes are or will become payable by any of the parties to this Agreement as a consequence of the execution, delivery or performance of this Agreement or any of the Additional Agreements (as hereinafter defined), other than taxes based upon the net income of the parties.

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                  3.19 Insurance. There are no material claims, actions, suits or proceedings arising out of or based upon any policies of insurance covering Arraid, its assets or operations, and, to the knowledge of Sellers and Arraid, no basis for any such material claim, action, suit or proceeding exists. There are no notices of any pending or threatened terminations or substantial premium increases with respect to any of such policies, and Arraid is in compliance with all conditions contained therein.

                  3.20     Compliance With Laws.

                  (a) Arraid is in full compliance with and operates its business in accordance with all laws, rules and regulations applicable to or affecting it or the conduct of its business and has secured all governmental licenses, permits and approvals necessary to its business.

                  (b) Other than sales tax licensing and approvals to do business, no government licenses, permits or appraisals are otherwise issued to or relied upon by Arraid to conduct its business.

                  3.21 Litigation. Except for the lawsuit involving Arraid Properties, LLC, there is no action, suit, arbitration, proceeding or investigation pending or threatened against Arraid before any court or administrative agency, nor does Alanco know or have any reason to know of any basis for any such action, proceeding or investigation. Except with respect to the Arraid Properties, LLC matter, neither Alanco nor Arraid has received any opinion or memorandum or legal advice or notice from legal counsel to the effect that it is likely, from a legal standpoint, that it will incur any liability which may be material to its business.

                  3.22 Full Disclosure; No Misrepresentation. Alanco has fully provided Anderson with all the information which Anderson has requested for deciding whether to enter into this Agreement. Neither this Agreement nor any certificate or Schedule or other information furnished by or on behalf of the Alanco pursuant to this Agreement contains any untrue statement of a material fact or, when this Agreement and such certificates, Schedules and other information are taken in their entirety, omits to state a material fact necessary to make the statements contained herein or therein not misleading.

         4.0 Representations and Warranties of Anderson. Anderson represents and warrants to Alanco as follows, and acknowledges and confirms that Alanco is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by Alanco or on its behalf:

                  4.1. Authorization. Anderson has all the requisite legal power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of Anderson, enforceable in accordance with its terms.

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                  4.2 Compliance with Other Instruments. Anderson will not be, as a result of the execution, delivery or performance of this Agreement, in violation of or default under any provision of any instrument or contract to which they are a party, or of any provision of any federal or state judgment, writ, decree, order, statute, rule, or governmental regulation applicable to Anderson.

         5.0 Agreement Expenses. Each of the parties shall bear their own expenses in connection with the transactions covered or contemplated by this Agreement (except that none of the expenses of Alanco shall be allocated to Arraid). Each of the parties represent each to the other parties that each has had no dealings with any broker, finder or other party concerning Anderson's purchase of the Shares. Each party hereby agree to indemnify and hold the other parties harmless from all loss, cost, damage or expense (including reasonable attorney's fees) incurred by the another party as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder's fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party. The representations and warranties contained in this section shall survive the Closing.

         6.0 Closing. The closing ("Closing") shall occur upon the date hereof (the "Closing Date"). The Closing shall constitute the acts which take place on the Closing Date by which the transactions contemplated by this Agreement are consummated. Notwithstanding the foregoing, the effective date of the transaction for accounting purposes shall be the close of business on August 31, 2006, so that the recording of all items of income, expense or capital occurring prior to said time shall be made as Arraid owned by Alanco, and such items occurring after said time shall be make as Arraid owned by Anderson. Any funds transferred to or from Arraid since August 31, 2006 shall be reimbursed by the appropriate party to the other party as reasonably determined by them.

         7.0 Closing Documents. On the Closing Date, the parties shall exchange documents as follows:

                  7.1      Delivery by Alanco. Alanco shall deliver to Anderson:

                  (a) A copy of the resolutions duly adopted by the Board of Directors of Alanco authorizing and approving the execution, delivery and performance of this Agreement, and the execution and delivery of any and all other documents and agreements contemplated hereunder, certified by an appropriate officer of Alanco.

                  (b) An assignments of the Shares to Anderson.

                  (c) Such further instruments or documents as Anderson or their counsel may reasonably request to assure the effective carrying out of the transactions contemplated hereby.

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                  7.2. Delivery by Anderson. Anderson shall deliver to Alanco:

                  (a) A document evidencing a credit in the amount of the Purchase Price against the monies owed by Alanco to Anderson under the existing credit facility.

                  (g) Such further instruments or other documents as Alanco or its counsel may reasonably request to assure the effective carrying out of the transactions contemplated hereby.

                  7.3. Form of Closing Documents. All closing documents shall be in form and substance reasonably satisfactory to counsel for the respective parties.
                  7.4 Additional Documents. The parties further agree that at any time subsequent to the Closing Date, they will, upon request and at the expense of the requesting party, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, conveyances, powers of attorney or assurances as may be required for the better assigning, transferring, granting, conveying and assuring to the parties any of the transactions contemplated herein.

         8.0      Post-Closing Agreements.

                  8.1 Employee Matters. Funds necessary to cover any shortfall in available cash to cover payroll expenses for the month of September 2006 shall be advanced to Arraid by Alanco to be reimbursed by Anderson.

                  8.2 Employee Insurance carry until replaced. Alanco shall maintain the Arraid employees on its health insurance policies until Arraid has arranged for replacement insurance, for up to sixty days following the date hereof. Any cost to Alanco for such insuracne shall be reimbursed by Arraid or Anderson.

         9.0      Indemnification.

                  9.1 By Alanco. Alanco agrees to pay, protect and defend and does hereby indemnify, and hold harmless Anderson, and their heirs, successors and assigns, against and in respect to any claims, losses, expenses, obligations and liabilities, including reasonable attorney's fees, which arise or result from or relate to any breach of or failure by Alanco to perform any of their warranties, representations, guarantees, commitments, covenants, or conditions under this Agreement. Counsel employed to defend Anderson hereunder shall be reasonably satisfactory to Anderson. In addition, and not by way of any limitation of the foregoing, Alanco agrees to pay, protect and defend and does hereby indemnify, and hold harmless Anderson, and their heirs, successors and assigns, against and in respect to any claims, losses, expenses, obligations and liabilities, including reasonable attorney's fees, which arise or result from or relate to that certain litigation among Arraid, Alanco, Arraid Properties, LLC, and others in the Superior Court of the State of Arizona, County of Maricopa, being case No. CV 2003-013999, or any appeals or subsequent actions or matters relating thereto.

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                  9.2 By Anderson. Anderson agrees to pay, protect and defend and hereby indemnifies and holds harmless Alanco and its officers, directors, successors and assigns, against and in respect to any claims, losses, expenses, costs, obligations and liabilities, including reasonable attorney's fees, which Alanco may incur or suffer by reason of a breach of or failure by Anderson to perform any of its warranties, representations, guarantees, commitments or covenants in this Agreement. Counsel employed to defend Alanco hereunder shall be reasonably satisfactory to Alanco.

         10.0 Benefits of this Agreement. Nothing in this Agreement shall be construed to give any benefits to any person (including, without limiting the generality of the foregoing, any present or former employee of Arraid) or corporation or other entity, other than the parties hereto, and this Agreement shall be for the sole and exclusive benefit of the parties hereto.

         11.0 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the successors, heirs, executors, administrators and permitted assigns of the parties hereto. This Agreement may not be assigned by any of the parties hereto without the prior written consent of the other parties.

         12.0 Notices. Any notice or demand to be given by any party shall be given in writing and delivered in person; by courier service during days other than legal holidays; by facsimile transmission between 8:00 a.m. and 5:00 p.m., local time of the recipient; or by certified mail, postage prepaid, to the recipient at their respective addresses set forth below. Any such notices or demands shall be deemed effective on the date of receipt if delivered in person, by courier service or by facsimile transmission posting, and three business days following posting if mailed by certified mail, provided, however, any notice sent by facsimile transmission shall be given by overnight delivery or other personal delivery on the next business day. Any recipient may change its addres for notices by notice given in accordance herewith.

         (a) If to Anderson:

                  Donald E. Anderson
                  Rebecca E. Andeson.
                  11804 North Sundown Drive
                  Scottsdale, AZ 85260
                  (Facsimile Number (480) 998-5296)

         (b) If to Alanco:

                  Alanco Technologies, Inc.
                  15575 North 83rd Way, Suite 3
                  Scottsdale, AZ 85260
                  Atttn: Robert R. Kauffman, President
                  (Facsimile Number (602) 607-1515)

         13.0 Severability. In the event any covenant, condition or other provision of this Agreement is held to be invalid or unenforceable by a final judgment of a court of competent jurisdiction, then such covenant, condition or other provision shall be automatically terminated and performance thereof


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waived, and such invalidity or unenforceability shall in no way affect any of the other covenants, conditions or provisions hereof, and the parties hereto shall negotiate in good faith to agree to such amendments, modifications or supplements of or to this Agreement or such other appropriate actions as, to the maximum extent practicable, shall implement and give effect to the intentions of the parties as reflected herein.

         14.0 Entire Agreement. This Agreement and the Additional Agreements contain all of the terms agreed upon by the parties with respect to the subject matter hereof and thereof and there are no representations or understandings between the parties except as provided herein and therein. This Agreement may not be amended or modified in any way except by a written amendment to this Agreement duly executed by the parties.

         15.0 Waiver. No waiver of a breach of, or default under, any provision of this Agreement shall be deemed a waiver of such provision or of any subsequent breach or default of the same or similar nature or of any other provision or condition of this Agreement.

         16.0 Applicable Law. This Agreement shall be governed by and construed (both as to validity and performance) and enforced in accordance with the laws of the State of Arizona.

         17.0 Attorneys' Fees. In any action brought to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover its attorneys' fees and costs as determined by the court and not the jury.

         18.0 Equitable Relief. The parties agree that the remedies at law for any breach of the terms of this Agreement are inadequate. Accordingly, the parties consent and agree that an injunction may be issued to restrain any breach or alleged breach of such provisions. The parties agree that terms of this Agreement shall be enforceable by a decree of specific performance. Such remedies shall be cumulative and not exclusive, and shall be in addition to any other remedies which the parties may have at law or in equity.

          19.0 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, but all of such counterparts taken together shall be deemed to constitute one and the same instrument. No party shall be bound until each party has signed at least one (1) such counterpart.


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their respective names as of the day and year first above written.

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ALANCO TECHNOLOGIES, INC.
an Arizona corporation

By: /s/ Robert R. Kauffman, President
    ---------------------------------
        Robert R. Kauffman, President


/s/ Donald E. Anderson
------------------------------------------
    DONALD E. ANDERSON

/s/ Rebecca E. Anderson
------------------------------------------
    REBECCA E. ANDERSON

Trustees of the Anderson Family Trust,
UTA dated December 20, 1993


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